UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2025

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4491 Concession Rd 12
Stayner, Ontario	L0M 1S0
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of March 19, 2025 (the “Effective Date”), Cronos Group Inc. (the “Company”) has appointed Anna Shlimak, the Company’s Chief Strategy Officer, as the Company’s Chief Financial Officer. As of the Effective Date, James Holm will no longer serve as the Company’s Chief Financial Officer. Mr. Holm will continue to be employed by the Company and Cronos USA Client Services LLC (“Cronos USA”) through April 18, 2025 (the “Separation Date”).
Ms. Shlimak, age 39, joined the Company in May 2018 as Head of Investor Relations & Communications and was responsible for developing relationships with investors and sell side analysts, as well as creating investor communication and reporting. In February 2020, Ms. Shlimak became the Company’s Senior Vice President, Corporate Affairs. From July 2020 to August 2024, Ms. Shlimak served as the Company’s Senior Vice President, Head of Strategy & Corporate Affairs, where she was responsible for managing and directing the organization’s internal and external communications, government affairs, investor relations and corporate strategy, before becoming the Company’s Chief Strategy Officer in September 2024. Prior to joining the Company, Ms. Shlimak was the Head of Investor Relations at Quest Partners LLC, a research driven alternative investment firm. Ms. Shlimak was responsible for business development, investor reporting, marketing and communication initiatives for the fund. Previously, Ms. Shlimak held a range of diverse roles at the New York Stock Exchange in both the New York and London offices. She received a Master of Business Administration from Columbia Business School and holds a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania.

Shlimak Employment Agreement

In connection with Ms. Shlimak’s appointment, on March 19, 2025 Cronos USA, the Company and Ms. Shlimak entered into an amended and restated executive employment agreement (the “Shlimak Employment Agreement”) setting forth the terms and conditions of Ms. Shlimak’s employment. Pursuant to the Shlimak Employment Agreement, Ms. Shlimak will receive an annual base salary of $372,000 and will be eligible for an annual target bonus opportunity of 115% of annual base salary. Starting in the 2026 fiscal year, Ms. Shlimak will be eligible to receive annual grants of equity-based awards with an initial long-term target incentive opportunity of 115% of annual base salary. Additionally, Ms. Shlimak will receive a one-time equity award in the form of restricted stock units with a grant date fair value of $157,800. Ms. Shlimak will also be eligible to participate in employee benefit programs of Cronos USA on the same terms as other similarly situated employees.

In the event Ms. Shlimak’s employment is terminated by Cronos USA without Just Cause or she resigns for Good Reason (each, as defined in the Shlimak Employment Agreement), she would be entitled to a severance payment in the amount of her annual base salary, employee benefit continuation for up to one year following termination, and a pro-rated annual bonus for the year of termination, subject to Ms. Shlimak entering into a release of claims in favor of the Company and its affiliates and related entities. Upon termination of her employment for any reason, Ms. Shlimak will be subject to: (i) ongoing confidentiality and mutual non-disparagement provisions; (ii) non-competition and customer non-solicitation covenants for the one-year period following termination; and (iii) an employee non-solicitation covenant for the two-year period following termination.

Holm Separation Agreement

In connection with Mr. Holm’s separation, on March 19, 2025 Cronos USA, the Company and Mr. Holm entered into a separation agreement (the “Holm Separation Agreement”). Following the Separation Date, subject to Mr. Holm entering into a release of claims in favor of the Company and its affiliates and Mr. Holm’s compliance with the terms of the Holm Separation Agreement and his post-employment obligations, Mr. Holm will receive (1) cash severance in an aggregate amount equal to $385,000, which represents one year of Mr. Holm’s base salary, payable within 30 days after the Separation Date, and (2) $20,260, which is equal to one year of Cronos USA’s portion of Mr. Holm’s benefits premiums, to cover some of the costs of continuing Mr. Holm’s group insured benefits following the Separation Date. Mr. Holm will be eligible to receive a prorated annual cash bonus award in respect of the 2025 fiscal year of $104,046.25. In addition, as of the Separation Date, the Company will accelerate the vesting of the unvested portion of Mr. Holm’s stock option award granted in November 2022, which will be exercisable in accordance with the terms of the applicable award agreement until October 18, 2025.

Mr. Holm will remain subject to an ongoing non-disparagement provision, ongoing confidentiality and intellectual property provisions, and the non-competition and non-solicitation requirements contained in his employment agreement, dated November 14, 2022 (the “Holm Employment Agreement”), by and among Cronos USA, the Company and Mr. Holm.

The foregoing descriptions of the Shlimak Employment Agreement, Holm Separation Agreement and Holm Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of: (i) the Shlimak Employment Agreement and Holm Separation Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference; and (ii) the Holm Employment Agreement, which is attached as Exhibit 10.1 to the Current Report on Form 8-K of the Company, filed on November 14, 2022.

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Executive Employment Agreement, dated March 19, 2025, by and among Cronos USA, the Company and Anna Shlimak.
10.2	Separation Agreement, dated March 19, 2025, by and among Cronos USA, the Company and James Holm.
104	Cover Page Interactive Data File – The cover page from Cronos Group Inc.’s Current Report on Form 8-K filed on March 19, 2025 is formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: March 19, 2025	By:	/s/ Michael Gorenstein
Name: Michael Gorenstein
Title: President and Chief Executive Officer